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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OPTIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	59-3684497
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Horizon Drive, Suite 505 Chalfont, Pennsylvania	18914
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-135472
Securities to be registered pursuant to Section 12(g) of the Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        For a description of the Registrant's common stock to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-135472) (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Securities Act"), which information is hereby incorporated by reference.

Item 2.    Exhibits.

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Optium Corporation
Date: October 24, 2006	By:	/s/ EITAN GERTEL Eitan Gertel President, Chief Executive Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES